UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 28, 2004
(Date of earliest event reported)

Rayovac Corporation

(Exact name of Registrant as specified in its charter)

Wisconsin (State of Incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On May 28, 2004, Rayovac Corporation (the “Company”) completed its previously announced acquisition (the “Acquisition”) of 90.1% of the outstanding capital stock of Microlite S.A., a Brazilian company (“Microlite”). Microlite is a manufacturer of batteries headquartered in Sao Paulo, Brazil and owns the rights to the Rayovac brand name in Brazil. The Acquisition was completed pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”) dated February 21, 2004, by and among the Company, ROV Holding, Inc., a wholly-owned subsidiary of Rayovac, and the shareholders of Microlite, consisting of VARTA AG, a German corporation (“VARTA”), Interelectrica Administração e Participações Ltda., a Brazilian company and a wholly-owned subsidiary of VARTA, and Tabriza Brasil Empreendimentos Ltda., a Brazilian company (“Tabriza”). A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Company currently intends to operate Microlite as a wholly-owned subsidiary of the Company.

     The aggregate purchase price paid by the Company at closing was approximately $28 million, of which $3 million was placed into escrow to satisfy the indemnification rights of the Company pursuant to the Purchase Agreement. The Company is obligated under certain circumstances to make two additional payments, one based on the financial performance of Microlite from January 1, 2004 through December 31, 2004, and a second for the period from January 1, 2005 through June 30, 2005 (collectively, “Earnout Payments”). The purchase price paid at closing included an advance of $7 million against the Earnout Payments. Upon the calculation of the amount of the second Earnout Payment, if any, Tabriza is obligated to cause the remaining 9.9% of the outstanding capital stock of Microlite to be transferred to the Company for no additional consideration. As of the closing, Microlite had approximately $8 million in outstanding debt. The purchase price was determined on the basis of arm’s length negotiations between the parties. Other than VARTA’s ownership of approximately 49% of VARTA Consumer Batteries GmbH & Co. KGaA, the Company’s German battery subsidiary, no prior material relationships existed between the Company and the other parties to the Acquisition or their respective affiliates, directors or officers. The Company financed the Acquisition with existing cash on hand and revolving credit facilities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.

     The financial statements of Microlite required by this item have been omitted from this report in reliance on Item 7(a)(4) of Form 8-K and will be filed in an amendment to this Current Report on Form 8-K within 60 days of the date on which this Current Report is initially required to be filed.

     (b) Pro Forma Financial Information

     The pro forma financial information required by this item has been omitted from this report in reliance on Item 7(b)(2) of Form 8-K and will be filed in an amendment to this Current

Report on Form 8-K within 60 days of the date on which this Current Report is initially required to be filed.

     (c) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Purchase Agreement dated February 21, 2004, by and among the Company, ROV Holding, Inc., VARTA, Interelectrica Administração e Participações Ltda., and Tabriza.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2004	RAYOVAC CORPORATION
By: /s/Randall J. Steward Randall J. Steward Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Share Purchase Agreement dated February 21, 2004, by and among the Company, ROV Holding, Inc., VARTA, Interelectrica Administração e Participações Ltda., and Tabriza.